UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 22, 2014
Date of earliest event reported: April 18, 2014

INTL FCStone Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)
708 Third Avenue, Suite 1500, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
______________________________________________________________________________

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On April 18, 2014, INTL FCStone Inc., as Borrower, and the Subsidiaries of INTL FCStone Inc. identified therein, as Guarantors, entered into the First Amendment to Credit Agreement with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch and Capital One, N.A., as Joint Lead Arrangers and Joint Book Managers, Bank Hapoalim B.M., BMO Harris Bank N.A. and The Korea Development Bank, New York Branch, as additional Lenders (the “Amendment”). The Amendment amends the Credit Agreement dated as of September 20, 2013, between the Borrower, the Guarantors, the Administrative Agent, and the lending parties (the Credit Agreement, together with any Amendments, are hereinafter collectively referred to as the “Amended Credit Agreement”).
The Amended Credit Agreement maintains the aggregate amount of all commitments allowed under the Credit Facility, and increases from $10 million to $20 million the amount of Restricted Payments that the Borrower may make in any one fiscal year, being the greater of (i) $20 million and (ii) 1/3 of the previous fiscal year’s Consolidated Net Income, provided, that after giving effect to any such Restricted Payment on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 of the Credit Agreement. The loan proceeds will continue to be used to finance working capital needs of INTL FCStone Inc. and certain of its subsidiaries.
The description in this report of the First Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description of Document
10.1
First Amendment to Credit Agreement, made as of April 18, 2014, by and between INTL FCStone Inc., as Borrower, the Subsidiaries of INTL FCStone Inc. identified therein, as Guarantors, with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch and Capital One, N.A., as Joint Lead Arrangers and Joint Book Managers, Bank Hapoalim B.M., BMO Harris Bank N.A. and The Korea Development Bank, New York Branch, as additional Lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2014	INTL FCStone Inc. By: /s/ Brian T. Sephton________________________ Brian T. Sephton, its Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document
10.1
First Amendment to Credit Agreement, made as of April 18, 2014, by and between INTL FCStone Inc., as Borrower, the Subsidiaries of INTL FCStone Inc. identified therein, as Guarantors, with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America Merrill Lynch and Capital One, N.A., as Joint Lead Arrangers and Joint Book Managers, Bank Hapoalim B.M., BMO Harris Bank N.A. and The Korea Development Bank, New York Branch, as additional Lenders.